Subscription Agreement Extension

This Subscription Agreement Extension (“Extension”) is granted by Spectral Capital Corporation (the “Company”) to Ras al Khaimah Investment and Development Co LLC  (“RAKINI”) pursuant to that Subscription Agreement entered into between the Company and RAKINI on August 23, 2024.  The Company hereby extends the Subscription Agreement to October 22, 2024.  In addition, the Company updates the representations and warranties contained in the Subscription Agreement by its current filings at www.sec.gov, including but not limited to the current capitalization of the Company, which consists of 100,000,000 common shares authorized and 5,000,000 preferred shares authorized and 67,699,516 common shares issued and outstanding and 1,000,000 preferred shares authorized as Series Quantum Preferred of which 1,000,000 are issued and outstanding.

This extension is hereby granted by the Company as of September 30, 2024:

SPECTRAL CAPITAL CORPORATION

By:

X
Jenifer Osterwalder
Chief Executive Officer